Corpfinance International Limited
               4 King Street, Suite 1200, Toronto, Ontario M5H 1B6
                      (416) 364-6191, Fax: (416) 364-1012


June 11, 1999


Mr. Frank Meyer
Cyntech of Chambers County, Inc.
Managing General Partner
Cyntech of Chambers, LLP
4305 Derbyshire Track
Conyers, Georgia 30094




Dear Mr. Meyer:

         Corpfinance International Limited is pleased to be given the exclusive mandate to fulfil the financing requirements of your Cyntech hydrocarbon reclamation and conversion system project.

         In this regard, we have provided below a "Transaction Outline" which describes how we propose to structure and provide construction financing as well as long term take out financing for the project.



                               TRANSACTION OUTLINE

BORROWER:                  Cyntech of Chamber County, LLP


GUARANTOR:                 Cyntech Technologies, Inc.


LENDER:                    Corpfinance International Limited ("CFI")



DESIGN
ENGINEER:                  Cumming Cockburn Limited

TURNKEY GENERAL
CONTRACTOR:                KTI Fish


CIVIL
WORKS:                     Yet to be determined


MANAGER/
OPERATOR:                  Baker Energy


HYDROCARBON
PURCHASER:                 Yet to be determined


FEED STOCK
SUPPLIER:                  Yet to be determined


Independent Consultants to Corpfinance International Limited
------------------------------------------------------------

AUDIT
ENGINEER:                  Yet to be determined


CONSULTING
ENGINEER:                  Yet to be determined


INSURANCE
CONSULTANT:                Intech Risk Management Ltd.


LEGAL COUNSEL,
BORROWER:                  Kilpatrick & Stockton, LLC

LEGAL COUNSEL,
LENDER:                    Yet to be determined


PURPOSE: To provide construction and long term take out financing as described below:

                           A)      CONSTRUCTION LOAN

                                   A Construction financing of an amount up to $65,000,000 for a hydrocarbon reclamation and conversion facility which will be situated in Chambers County, Houston, Texas, having a value of approximately $74,750,000 upon completion.

                           B)      TERM LOAN

                                   To provide a source of construction take out financing up to $65,000,000.


STRUCTURE:                 The  Borrower,  a limited  partnership,  will use the
                           proceeds of the loan to fund the construction of a hydrocarbon facility.

                                   As Guarantor, Cyntech Technologies will secure its guarantee with a first charge security interest on all of its assets, including assignment of all interests held in the Borrower.

                                   Cyntech Technologies has, to date, expended $3,500,000 on the project, which expenses will be captured and incorporated into the project costs.


AMOUNT: The amount of the facility both Construction and Term will be the lesser of the two amounts derived from the following calculations:

                           i)      85%  of  Qualifying   Project  Costs  as  per
                                   Design-Build/Project Cost Schedule;




                           ii) Based on the yield upon Closing on the 10-year US Treasury, such that the Project's pro forma financial projections will demonstrate a minimum Debt Service Coverage as outlined in Affirmative Covenant No. 2.


TERM:                      An approximate period of 10 years as follows:

                           A) Construction - The Construction period shall not exceed a maximum of 18 months from financial closing;

                           B) Term - The Term loan will have a term of 10 years.


AMORTIZATION:              Construction - Not applicable.

                           Term - Up to 10 years.


INTEREST
RATE:                      1)      Construction Loan:

                                   Construction Loan, Interest Rate will be calculated three business days prior to each construction draw and fixed at the rate determined on the mid market yield on US Treasury Bond for a term similar to the aggregate term of this financing plus approximately 2.25 plus insurance premium (estimated at 1.0-1.5) basis points compounded and payable monthly in arrears;

                           2)      Term Loan:

                                   A fixed rate equal to the weighted average of
                                   the    Construction    Loan   Interest   Rate
                                   compounded and payable monthly in arrears.

AVAILABILITY:              1)      Construction Loan:

                                   Upon compliance with all conditions precedent including receipt of the Borrower's construction budget and operating pro forma for each year of the term, in form satisfactory to the Lender and receipt by the Lender of all Security, the Construction Loan will be advanced into a Construction Escrow Account in accordance with a fixed monthly funding schedule established prior to closing. Drawdown from the Construction escrow account will be made monthly, based on a work-in-place, cost-to-complete formula determined from construction budgets provided and subject to applicable lien holdback in accordance with the laws governing the State construction industry and the construction contract.

                           2)      Term Loan:

                                   Upon satisfaction of all Conditions Precedent to conversion and compliance with all other conditions of the Loan Agreement, including and not being limited to substantial completion as defined, all permits, licences and approvals for operations having been received, appropriate representations and warranties having been provided and no events of default having occurred.


ESCROW FUNDS: Funds in the Construction Escrow Account and the Maintenance Reserve Account, as applicable, will be held in escrow and controlled by the Lender, and may be invested in term deposits by the Lender in: short term securities issued by the Federal, State or Municipal Governments acceptable to the Lender. (All accrue to project.)


REPAYMENT:                 1)      Construction Loan:

                                   No  later   than  18  months   from   initial
                                   drawdown. Interest only to be paid during the Construction Period.

                           2)      Term Loan

                                   The Term Loan shall be repaid by way of equal blended monthly payments of principal and interest based on full amortization over the Term at the Term Loan Interest Rate.


PREPAYMENT:                During both  Construction  and Term no  prepayment is
                           permitted except on a make whole basis.

SECURITY:                  Assignment of all of the shares of the Borrower.

                           A debenture from the Borrower in the amount of $43 million, providing a registered first fixed and floating charge on all the assets of the project, including all relevant easements and assignment of all contracts.

                           Assignment of a financial bond for $65,000,000 issued by an acceptable party in favour of the Lender for the term of the loan. Such bond is to offset the price risks of the commodity plus cost and supply of feedstock.

                           Assignment  of  Turnkey   fixed  price   Construction
                           Contracts between the General Contractor and the Borrower, including:

                              (i) Assignment of 100% Performance and 50% Labour and Material Bonds issued in respect of the General Contractor under the Construction Contract, naming the Lender and the General Contractor as dual obligees under such bonds or satisfactory corporate guarantees;

                              (ii)   Assignment of all major subcontracts issued
                                     by    subcontractors    to   the    General
                                     Contractor;

                              (iii) Assignment of any and all warranties issued of equipment and/or service supplies;

                              (iv) Assignment of all proceeds of builders risk construction insurance to cover the replacement value of the facility and equipment, liability insurance, business interruption insurance for a minimum period of 12 months, wrap-up liability insurance, delayed income insurance, all naming both Lender, Borrower and General Contractor as named insureds;

                           The guarantee and postponement of claim of Cyntech for a liability amount yet to be determined by the assignment of all units in Cyntech LLP related to any and all cost overruns of the Project.



                           Assignment of all permits and governmental regulatory licences and approvals including, but not being limited to, use authorization, both with the Federal Government and State, in their respective jurisdictions.

                           Assignment of all construction, equipment, consulting and engineering contracts relating to the Project;

                           Assignment of all material management and operating agreements;

                           Assignment  of  take  or  pay   contracts   from  the
                           hydrocarbon purchaser;

                           An undertaking by the Borrower and Guarantors to provide sufficient funds to cover cost overruns if the result of Change Orders or if otherwise;

                           Assignment of contracts from the feedstock supplier;

                           Assignment of all Escrow Accounts;

                           Assignment of all shares in the General Partnership (Cyntech).


CONDITIONS
PRECEDENT:                 Key Man Insurance on the lives of all principals.

                           Prior to advancing funds under the Construction or Term portion of this facility the Borrower and Guarantors shall provide in form acceptable to the Lender the following:

                           1)      Construction Loan (Financial Closing):

                                   Satisfactory evidence, in form and content, of the enforceability of the Security contemplated, including but not being limited to the following:

                                   The Lender's Counsel's Legal Opinion will address:

                                     (a)     Financial  bond is issued in a form
                                             acceptable to the Lender;

                                     (b)     Assignment of feed stock supplier;

                                     (c)     Assignment      of      hydrocarbon
                                             purchaser;

                                     (d)     The turnkey construction contract;

                                     (e)     All     insurance    and    bonding
                                             contracts;

                                     (f)     All other material contracts;

                                     (g)     Evidence   that   all   regulatory,
                                             municipal,  governmental approvals,
                                             licences  and  permits  required to
                                             start  construction and operate the
                                             complex  within  the  Project  have
                                             been received by the Borrower;

                                     (h)     The   key   contracts,    including
                                             necessary   amendments   and  other
                                             support agreements, shall have been
                                             executed and assigned to the Lender
                                             and    arrangements     made    for
                                             appropriate  filings and  recording
                                             of security  documentation  in each
                                             jurisdiction where necessary.

                                     The Borrower  shall provide to the Lender's
                                     Legal Counsel for the purposes of the legal opinion to be provided to the Lender:

                                     (a)     Certificate   to  the  effect  that
                                             there are no threatening or pending
                                             regulatory  court   proceedings  or
                                             outstanding   liens   affecting  or
                                             likely  to  adversely   affect  the
                                             Borrower/Guarantors,  that no Event
                                             of  Default  exists  and  that  all
                                             representations    and   warranties
                                             included in the Loan documents made
                                             by  the   Borrower   are  true  and
                                             correct.

                                     (b)     Copies of the constating  documents
                                             and by-laws of the Borrower and the
                                             Guarantors.

                                     (c)     Incumbency     certificates     and
                                             certified    resolutions   of   the
                                             Borrower,  the  Guarantors,  as the
                                             case may be, authorizing the Credit
                                             Facility,  shall have been executed
                                             and delivered to the Lender.

                                     (d)     Assignment   of  all  interests  in
                                             Cyntech of Chambers County,  LLP to
                                             the Lender.

                                     (e)     Certificate  that the  property and
                                             the  facility are free and clear of
                                             all encumbrances,  except permitted
                                             encumbrances.

                                     (f)     Certificate  confirming  compliance
                                             with   all    covenants    in   all
                                             documentation and agreements.

                                     (g)     Certificate   that  all  applicable
                                             project contracts are in full force
                                             and effect.

                                     (h)     Certificate    that   no   material
                                             adverse  change in the  business or
                                             financial     affairs     of    the
                                             Borrower/Guarantors has occurred.

                                     (i)     Certificate  of fact  executed by a
                                             senior  officer of the Borrower and
                                             Guarantors confirming certain other
                                             matters   as   determined   by  the
                                             Borrower  and  the  Lender's  Legal
                                             Counsel.

                                     (j)     No opinion as to the  validity  and
                                             enforceability    of   other    key
                                             agreements       or      permitting
                                             sufficiency shall be provided.

                                     The  Independent   Engineer's  Report  will
                                     address:

                                     (a)     Evidence    of   receipt   of   all
                                             environmental   approvals  for  the
                                             project.

                                     (b)     Phase   one   environmental    site
                                             assessment.

                                     (d)     Project can be built within budget.







                                     The Independent Consultant:

                                     (a)     An initial  independent  consulting
                                             report  provided prior to Financial
                                             Closing,  addressing all aspects of
                                             the project including but not being
                                             limited    to    operations     and
                                             performance,  the  accuracy  of the
                                             cash flow and debt service  ability
                                             of the Project,  as contemplated in
                                             Affirmative Covenant No. 2, and the
                                             adequacy of the maintenance program
                                             and  the  maintenance   reserve  in
                                             relation to plan during the Term of
                                             the loan;

                                     (b)     At     Conversion     Closing    an
                                             independent      consulting     and
                                             engineer's    report,    evidencing
                                             satisfactory          construction,
                                             completion and commissioning of the
                                             facility   including  the  analysis
                                             attesting to the  commissioning and
                                             ability of the  facility to provide
                                             the Debt Service as contemplated in
                                             Affirmative Covenant No. 2.

                                     The  Independent   Insurance   Consultant's
                                     Report will address and confirm:

                                     (a)     Evidence  that  all  insurance  and
                                             Bonds,    as   determined   to   be
                                             necessary   as   detailed   in  the
                                             Insurance              Consultant's
                                             pre-construction   report,  are  in
                                             full  force and  effect and are not
                                             subject  to  cancellation   without
                                             prior written consent of the Lender
                                             and   that   the    Borrower    has
                                             hypothecated   and   assigned   the
                                             proceeds from such insurance to the
                                             Lender.

                                     The Borrower will provide:

                                     (a)     Evidence that a financial bond from
                                             AIG Insurance Company acceptable to
                                             the Lender  will be in place,  such
                                             bond will pay outstanding loan plus
                                             make-whole   cost  upon   financial
                                             default by the Borrower.

                                     (b)     Evidence that  feedstock  contracts
                                             are  sufficient to match  projected
                                             cashflows.


                                     (c)     Financial   Closing  date  proforma
                                             financial  statements  for a period
                                             equal  to the  term  of the  Credit
                                             Facility certified by the Borrower,
                                             reviewed by and  acceptable  to the
                                             Independent             Consultant,
                                             demonstrating    a   Debt   Service
                                             Coverage as stipulated  within this
                                             document.

                                     (d)     Evidence that hydrocarbon contracts
                                             are in a sufficient  amount to meet
                                             cash flow projections.

                                     (e)     Project   cost  budget   developed,
                                             received and approved.

                                     (f)     A current valuation of the facility
                                             to be in a form satisfactory to the
                                             Lender,  indicating  a value of the
                                             facility   of  not  less  than  the
                                             aggregate  of all costs  associated
                                             with construction of the facility.

                                     (g)     Loan advance schedules.

                                     (h)     Review of  Project  Cost  budget by
                                             Audit  Engineer  to confirm  that a
                                             maximum  of  up to  $74,500,000  of
                                             qualifying  project costs have been
                                             funded  by way of the  Construction
                                             Loan.

                                     (i)     Detailed  opening  balance sheet of
                                             the  Borrower and  Guarantors  in a
                                             form  satisfactory  to  the  Lender
                                             reflecting the equity investment in
                                             the Borrower.

                                     (j)     Evidence  that  the  Borrower  will
                                             maintain  working  capital  at  all
                                             times   equal   to   (yet   to   be
                                             determined), subject to adjustment.

                                     (k)     Evidence  that  the  Borrower  will
                                             create   in  the   first   year  of
                                             operation  a  maintenance   reserve
                                             fund of an amount to be  determined
                                             during   due   diligence,   to   be
                                             acceptable   to   the    Consulting
                                             Engineer,  and  such  fund is to be
                                             credited an equal amount annually.

                                            (l)      All  fees and  expenses  of
                                                     the Lender's  counsel,  the
                                                     Independent  Engineer,  the
                                                     Insurance  consultant,  the
                                                     Independent  Consultant and
                                                     others   as    appropriate,
                                                     which are outstanding as at
                                                     Financial  Closing,   shall
                                                     have been paid or
                                                     provided for.

                                     (m)     Other   conditions   precedent   to
                                             Financial Closing, as determined to
                                             be  appropriate  and agreed between
                                             the   Borrower/Guarantors  and  the
                                             Lender shall have been met.

                           2)      Term Loan:

                                            On the basis of Conditions Precedent
                                            to the Construction Loan having been
                                            met as at the date of the closing of
                                            the Construction Loan, the following
                                            Conditions    Precedent    will   be
                                            required for  conversion to the Term
                                            loan:

                                     (a)     Any    additional    security   and
                                             documentation  contemplated  to  be
                                             provided at the time of Conversion.

                                     (b)     Satisfactory   receipt   of   legal
                                             opinion  from  the  Lender's  Legal
                                             Counsel,  specifically  in  respect
                                             of:

                                             (i)     Any  permits,  licences  or
                                                     approvals   for   operation
                                                     which were not received and
                                                     reviewed  at  the  time  of
                                                     closing of the Construction
                                                     Loan;

                                             (ii)    Title  to any  property  of
                                                     the  project as  applicable
                                                     which was not  reviewed  at
                                                     the time of  closing of the
                                                     Construction Loan;

                                             (iii)   Assignment and registration
                                                     of  any  security  provided
                                                     after  the time of  closing
                                                     of the Construction Loan.

                                     (c)     Receipt of a  certificate  executed
                                             by  the  Borrower  and   Guarantors
                                             certifying  that  no  condition  of
                                             default of the Loan  Agreement  has
                                             occurred and is continuing and that
                                             all  representations and warranties
                                             made  in   respect   of  the   Loan
                                             Agreement remain true and correct.

                                     (d)     Receipt of a  certificate  from the
                                             Borrower/Guarantors     that    the
                                             project  is free  and  clear of all
                                             liens    except    for    permitted
                                             encumbrances.

                                     (e)     Receipt of the Commissioning Report
                                             prepared    by   the    Independent
                                             Engineer,  supported by the General
                                             Contractor,   accompanied   by  the
                                             certificate      of     substantial
                                             completion  issued  by  Independent
                                             Engineer   and    addressing    the
                                             project's  ability to  service  the
                                             loan.  If  the  project  is  deemed
                                             unable to service its total  amount
                                             of the  term  loan,  the  principal
                                             amount  of  the  term  loan  may be
                                             reduced,  such that the project can
                                             service  such   reduced   principal
                                             amount in accordance  with the Debt
                                             Service   Coverage   set   out   in
                                             Affirmative Covenant No. 2.

                                     (f)     Evidence   that  the  Borrower  has
                                             entered  into  an   Operating   and
                                             Maintenance   contract  with  Baker
                                             Energy, Inc. of Houston, Texas.

                                     (g)     Evidence  that the  project has met
                                             the  Financial   Bonding  Companies
                                             criteria  and  that  the  Financial
                                             Enhancement  Instrument  is in full
                                             force and effect.

                                     (h)     Receipt of a  certificate  from the
                                             Borrower  that  all  project  costs
                                             have been paid  accompanied  by the
                                             Statutory  Declaration filed by the
                                             General  Contractor  at the time of
                                             substantial   completion   of   the
                                             Project.

                                     (i)     Evidence    that   the    insurance
                                             required for on-going  operation is
                                             in full force and effect.

                                     (j)     Delivery of a certificate  from the
                                             Borrower    that   all    contracts
                                             required for the on-going operation
                                             of the  project  are in full  force
                                             and effect.

                                     (k)     Delivery  of any and  all  permits,
                                             licences    and    approvals    for
                                             operation  which were not  provided
                                             and reviewed at the time of closing
                                             of the Construction Loan.

AFFIRMATIVE
COVENANTS:                 For the term of the facility, the Borrower/Guarantors
                           agree to provide the following in a form acceptable to the Lender:

                           (1)     (a) Debt Service Coverage will be as follows:

                                   Debt service coverage of the project is to be maintained at a minimum of 1.50:1 at all times during the term of the facility.

                                     (b)     Debt  Service   Coverage  shall  be
                                             calculated as follows:

                                   Operating Cash Flow divided by the sum of the payments of principal and interest on the Term Loan.

                                     (c)     Debt  Service   coverage   will  be
                                             calculated  on  a 12  month  moving
                                             average.

                           (2)     The operating  budget will be reviewed by the
                                   Independent   Consulting   Engineer   to  the
                                   satisfaction of the Lender.

                           (3) Maintain the subject premises and conduct operations in an efficient and professional manner.

                           (4) Maintain an annual Maintenance Reserve by contributing an amount to be determined during due diligence each year as per financial projections, such reserve to be an amount reviewed and agreed to be acceptable by the Consulting Engineer.

                           (5) An undertaking by the Borrower/Guarantors to provide additional project equity equal to any shortfall in Construction Interest reserve shown in Construction Budget and Financial Forecasts.

                           (6) An undertaking by the Borrower/Guarantors to cover cost overruns and the cost of change orders.

                           (7) Maintain Insurance in a form and substance satisfactory to the Lender.

                           (8)     Maintain   adequate   books  and  records  in
                                   accordance with GAAP (specific book for the project).

                           (9)     Comply    with    environmental    laws   and
                                   regulations.

                           (10) Give notice to the Lender of any litigation or claim dispute with Government authority or Labour dispute against the project , Borrower and/or Guarantor that would adversely affect the project.


NEGATIVE
COVENANTS:                 For the term of the facility the  Borrower/Guarantors
                           agree to provide in form acceptable to the Lender, acting reasonably, the usual negative covenants for a transaction of this nature, such covenants will confirm that without the consent of the Lender, the Borrower/Guarantors will not:

                           (1) Dispose of the assets over which the Lender has charge (the Assets).

                           (2) Grant any charges on the Assets other than charges applicable to permitted encumbrances.

                           (3)     Pay  distributions  out of  cash  flow of the
                                   project  unless  all   requirements  of  this
                                   facility have been met.

                           (4) Amend any material contracts relating to the Assets.

                           (5) Allow a change in ownership of the Company and/or change in Guarantors, except with the approval of the Lender not unreasonably withheld.

                           (6) Permit a change in the nature of the business or purpose for which the Assets are used.


REPORTING
COVENANTS:                 For the term of the Facility, the Borrower/Guarantors
                           shall:

                           (1) Provide a detailed progress report during construction at least quarterly.

                           (2) Provide annual audited financial statements of the Borrower and the Guarantors including operating statistics and a financial presentation of the project together with an analysis of the financial results of the project compared to the annual budget and closing date pro forma, within 120 days of year end.

                           (3) Provide half yearly interim financial statements of the Borrower as well as operational statistics and financial statements for the Project within 60 days of period end.

                           (4) Provide a quarterly non-default declaration during the course of the loan, calculated on a 12 month rolling average, executed by the Borrower.

                           (5)     An   annual   report   from  a  third   party
                                   consultant on the operation and maintenance of the facility.

                           (6) One month prior to each year end, provide an annual budget for the next fiscal year.

                           (7) Provide any other information as may be reasonably requested from time to time.


DISBURSEMENT
CONDITIONS/
REPORTING
REQUIREMENTS:              For disbursement of construction funds, the following
                           must be provided:

                           (a) Soft costs must be supported by summary with a report from the Borrower and applicable invoices attached. (Requirement for invoices may be waived at the Lender's discretion).

                           (b) Report from the General Contractor showing costs incurred to date and costs to complete.

                           (c)     Cash collateral (balance of loan) must exceed
                                   cost  to  complete,   accounts   payable  and
                                   holdbacks.

                           (d) Certificate from General Contractor in a form acceptable to the Lender's consultant that all work in place is in accordance with approved plans and specifications.

                           (e) An independent consulting engineer's report monitoring construction draws against plan during the construction period.

                           (f)     Report  on   percentage   completion   versus
                                   projected completion.

                           (g)     Satisfactory title search.

                           (h) Applicable holdbacks equal to 10% on acceptable construction practices will be withheld. Such holdbacks may be released if replaced by Letters of Credit issued by a financial institution acceptable to the Lender.

                           (i) Disbursement will be subject to review of approved certificates and/or the Project by the Lender's independent consulting engineer.

                           (j) With each draw the Borrower and the General Contractor will advise, and the independent engineer's report will confirm, that the undrawn or unutilized amount of the credit facility is adequate to complete construction as contemplated.


EVENTS OF
DEFAULT: Usual events of default and normal cure periods shall apply.


REPRESENTATIONS
& WARRANTIES:              Usual   representations  and  warranties  as  agreed
                           between the Borrower and the Lender shall apply.





OTHER: The Borrower/Guarantors and the Lender agree that fees and costs, including but not being limited to viewing of assets, bonding, legal fees, appraisal and survey costs, independent engineer, incurred in completing or attempting to complete this financing are for the account of the Borrower.


FEES:                      Fees with respect to this transaction are as follows:

                           A Due Diligence Fee of $25,000 shall be earned and payable upon acceptance of this paper.

                           A Commitment Fee and Syndication Fee of approximately 3% will be earned at the date of provision by Corpfinance, and acceptance by the Borrower, of a commitment in respect of the facility and is payable at the date of Closing.

                           The Independent Consultant, Engineer and Surety fees will be paid directly by the Borrower.

         The afore Transaction Outline is for discussion purposes only. It does not constitute an offer or commitment, nor does it contain any representation or warranty on the part of Corpfinance International Limited that it may eventually commit to provide funds. It serves as an engagement agreement prepared with the benefit of data provided to date, on the understanding that the facility will be constructed subject to terms of a fixed price construction contract in a form acceptable to the Lender, subject to the herein contained funding terms.

         If the terms and conditions herein are acceptable to you, we ask that you sign and return the attached copy of this letter. Upon receipt, Corpfinance will proceed to provide you with a commitment substantially upon the terms contained herein. Our Commitment will set forth in greater detail the terms and conditions of the proposed financing.

Yours truly,


/s/


Chris J. Ball
Vice President


Accepted at __________, __________

this             day of                          , 1999
     -----------        -------------------------


Acknowledged by                                 /s/
                  -----------------------------------
                   Cyntech of Chambers County, Inc.